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As filed with the Securities and Exchange Commission on July 24, 1997


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A


               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934

                            BioReliance Corporation
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             (Exact name of registrant as specified in its charter)

              Delaware                                      52-1541583
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

 9900 Blackwell Road, Rockville, Maryland                      20850
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(Address of principal executive offices)                     (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                      Name of each exchange on
       to be so registered                which each class is to be registered
       -------------------                ------------------------------------

       None
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Securities to be registered pursuant to Section 12(g) of the Act:

                        Common Stock, $.01 par value
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                              (Title of class)



                              Total of 3 Pages
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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT



Item 1.    Description of the Registrant's Securities to be Registered


           The description of the Common Stock, $.01 par value, of BioReliance Corporation (the "Registrant") to be registered hereunder is contained under the caption "Description of Capital Stock" in the Prospectus constituting a part of the Registration Statement on Form S-1 (No. 333-25071) filed by the Registrant with the Commission on April 11, 1997, as amended, which is incorporated herein by reference as Exhibit 1.

Item 2.    Exhibits


           Listed below are all exhibits filed as part of this Registration Statement:

 1. Registration Statement on Form S-1 (No. 333-25071) filed on April 11, 1997, as amended (the "Registration Statement").*

 2.        Amended and Restated Certificate of Incorporation of
           Registrant (Exhibit 3.1 to the Registration Statement).

 3.        Bylaws of Registrant (Exhibit 3.2 to the Registration
           Statement).

 4. Specimen certificate representing shares of Common Stock, $.01 par value of the Registrant (Exhibit 4.1 to the Registration Statement).




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* Incorporated herein by reference.


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                                   SIGNATURE




           Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:    July 24, 1997


                                     BIORELIANCE CORPORATION



                                     By: /s/ Capers W. McDonald
                                        ---------------------------
                                        Capers W. McDonald
                                        President and Chief Executive Officer